UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2010 (February 17, 2010)

ULTIMATE ESCAPES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33743	26-0188408
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501 W. Vine Street, Suite 225
Kissimmee, Florida 34741
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (407) 483-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

On February 17, 2010, Ultimate Escapes, Inc. (the “Company”) announced that due to difficult market conditions, it had postponed its contemplated secondary public offering of shares of its common stock.  As a result of the postponement of the offering and the Company’s non-compliance with NYSE Amex original listing standards, the Company’s shares were suspended from the NYSE Amex effective at the open of the market on February 18, 2010.

Following the suspension, the Company’s common stock and warrants began trading on the OTC bulletin board, with the ticker symbols ULEI and ULEI-W, respectively.

On February 17, 2010, the Company issued a press release regarding the delisting of its common stock from the NYSE Amex, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Ultimate Escapes, Inc., dated February 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTIMATE ESCAPES, INC.

/s/ James M. Tousignant
James M. Tousignant
Chief Executive Officer

Dated: February 22, 2010